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                                                                    EXHIBIT 99.1

                               CONTACT: Investor:
                                        Cynthia T. Gordon
                                        Senior Director, Investor Relations
                                        (972) 580-5047

                                        Media:
                                        Mary Forte
                                        Executive Vice President
                                        Chief Administrative Officer
                                        (972) 580-4810

FOR IMMEDIATE RELEASE


         ZALE CORPORATION ANNOUNCES THE SALE OF ITS PRIVATE LABEL CREDIT
              CARD BUSINESS TO ASSOCIATES FIRST CAPITAL CORPORATION


     DALLAS, Texas, July 10, 2000 -- Zale Corporation (NYSE: ZLC), the largest specialty retailer of fine jewelry in North America, today announced a private label credit card arrangement with Associates First Capital Corporation (NYSE:AFS), a leading diversified finance company providing consumer and commercial finance, and related services worldwide. Under the terms of the agreement, The Associates will acquire Zale Corporation's portfolio of approximately $620 million in gross credit card receivables and nearly 840,000 active accounts.

     The Associates will also assume responsibility for all operations, including the credit card servicing facilities in San Marcos, Texas, Clearwater, Florida, Tempe, Arizona, and San Juan, Puerto Rico. The sale of receivables is expected to close by the end of July 2000, subject to certain regulatory approvals. Zale and The Associates have also entered into a ten-year agreement for Zale's ongoing credit card business.

     "Our strategic arrangement with The Associates is a tremendous opportunity for all of our shareholders, debt holders, employees and customers. The Associates will provide superior customer service and financial flexibility to take Zale's credit card business to the next level, while allowing us to redirect valuable resources to other growth areas available to the Company," said Robert J. DiNicola, Chairman of the Board of Zale Corporation.

     "Zale Corporation's business is focused on the customer," said Beryl Raff, President and CEO of Zale Corporation. "We believe that by partnering with an industry leader in credit services, we will significantly enhance our flexibility to implement new credit offers, while at the same time maintain our top quality credit service."

                                     -more-



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Zale Corporation Announces the Sale of its Private Label
Credit Card Business to Associates First Capital Corporation
Page 2

     Associates First Capital Corporation, headquartered in Dallas, has operations in the U. S. and 13 international markets. The Associates is a Fortune 150 company and is listed among the magazine's Most Admired Companies. For more information, visit The Associates Web site at www.theassociates.com.

     Zale Corporation operates approximately 1,360 specialty retail jewelry stores located throughout the United States, Canada, Puerto Rico, and online, including Zales Jewelers, Zales Outlet, Zale.com at www.zales.com, Gordon's Jewelers, Bailey Banks & Biddle Fine Jewelers and Peoples Jewellers. Additional information on Zale Corporation and its operations is available on the Internet at www.zalecorp.com.

     Zale Corporation will host a conference call at 5:30 p.m. today EST. Parties interested in joining in on the call should phone 1-703-871-3096 today on or after 5:15 p.m. EST. For anyone unable to participate in the call, there will be a replay until 6:00 p.m. EST on Friday, July 14, 2000. For further information contact investor relations.


     THIS RELEASE INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING INFORMATION REGARDING THE EXPECTED IMPACT OF ZALE'S ("THE COMPANY") PRIVATE LABEL CREDIT CARD ARRANGEMENT WITH ASSOCIATES FIRST CAPITAL CORPORATION, THE COMPANY'S CREDIT CARD BUSINESS, FINANCIAL PERFORMANCE AND GROWTH, THAT ARE BASED UPON MANAGEMENT'S BELIEFS AS WELL AS ON ASSUMPTIONS MADE BY AND DATA CURRENTLY AVAILABLE TO MANAGEMENT. THESE FORWARD-LOOKING STATEMENTS, WHICH HAVE BEEN INCLUDED IN RELIANCE ON THE "SAFE HARBOR" PROVISIONS IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE FOLLOWING: DEVELOPMENT OF TRENDS IN THE GENERAL ECONOMY; COMPETITION IN THE FRAGMENTED RETAIL JEWELRY BUSINESS; THE PERFORMANCE OF THE COMPANY AND ASSOCIATES UNDER THE NEW PRIVATE LABEL CREDIT CARD ARRANGEMENT; THE VARIABILITY OF QUARTERLY RESULTS AND SEASONALITY OF THE RETAIL BUSINESS; THE ABILITY TO IMPROVE PRODUCTIVITY IN EXISTING STORES AND TO INCREASE COMPARABLE STORE SALES; THE AVAILABILITY OF ALTERNATE SOURCES OF MERCHANDISE SUPPLY DURING THE THREE MONTH PERIOD LEADING UP TO THE CHRISTMAS SEASON; THE DEPENDENCE ON KEY PERSONNEL WHO HAVE BEEN HIRED OR RETAINED BY THE COMPANY; THE CHANGES IN REGULATORY REQUIREMENTS WHICH ARE APPLICABLE TO THE COMPANY'S BUSINESS; MANAGEMENT'S DECISIONS TO PURSUE NEW DISTRIBUTION CHANNELS AND STRATEGIES WHICH MAY INVOLVE ADDITIONAL COSTS; AND THE RISK FACTORS LISTED FROM TIME TO TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION REPORTS, INCLUDING BUT NOT LIMITED TO, ITS ANNUAL REPORTS ON FORM 10-K. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EVEN IF SUBSEQUENT EVENTS OR CIRCUMSTANCES MAKE IT CLEAR THAT ANY PROJECTED RESULTS EXPRESSED OR IMPLIED THEREIN MAY NOT BE REALIZED.

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